Exhibit 10.1
EMPLOYMENT AGREEMENT
This employment agreement (hereinafter referred to as the “Agreement”) has been entered into with effect as of this 1st day of December 2009 by and between Bluehill ID Services AG, a company limited by shares under Swiss law, having its registered office at Etzelblickstasse 1, CH-8834 Schindellegi (hereinafter referred to as the “Company”) and Mr. Ayman S. Ashour resident at Etzelblickstrasse 1, 8834 Schindellegi, Switzerland (hereinafter also referred to as the “Executive”).
The Company is a service company fully owned by Bluehill ID AG and was set up to provide management and administrative services to the companies directly or indirectly held and/or controlled by Bluehill ID AG, an industrial holding company having its registered office at Dufourstrasse 124, CH-9001 St. Gallen (hereinafter collectively referred to as the “Bluehill ID Group”).
The Company acknowledges and agrees that the Executive acts as the Principal of Newton International Management LLC and that the Executive holds the position of adjunct lecturer at Suffolk University in Boston.
1. POSITION AND RESPONSIBILITIES
Executive shall serve the Company and any of its present and future affiliates, subsidiaries and group companies in the capacity of CEO and president of the board of directors, as the case may be, and shall fully and faithfully perform such duties and exercise such powers as are incidental to such position including those duties set out in the following paragraphs in connection with the business of the Bluehill ID Group, its affiliates and joint ventures and such other compatible duties and powers as may from time to time be assigned to the Executive by the board of directors of the Company (the “Board of Directors”).
Executive is to have responsibility for the supervision, and direction of the Bluehill ID Group with the obligation, duty, authority, and power to do all acts and things as are customarily done by persons holding the position of Executive in companies/corporations of similar size to the Bluehill ID Group and to do all acts and things as are reasonably necessary for the efficient and proper operation and development of the Bluehill ID Group.
Such responsibilities shall include, but shall not be limited to, (i) reporting to the Boards of Directors of the Bluehill ID Group, (ii) supervising and directing the senior officers of the Bluehill ID Group and its affiliates with a view to growing the business of the Bluehill ID Group and increasing its sales and revenues, (iii) and liaising with the shareholders of Bluehill ID AG and increasing the existing investor base of Bluehill ID AG.
Executive shall fully and faithfully perform such duties and fulfil such obligations, as are commensurate with his appointment. Executive shall devote full attention using his best efforts to apply his skill and experience to perform his duties hereunder and promote the interests of the business and projects of the Bluehill ID Group.
The Executive acknowledges that he may be required to work beyond the normal work week for the proper performance of his duties, and that he shall not receive further remuneration in respect of such additional hours.

The Executive shall be based in London, England, and the Company shall supply the Executive with appropriate accommodation, transportation, including a company car, and work permits when in Switzerland.
The Executive agrees to travel on the Company’s business as may be required for the proper performance of his duties under this Agreement.
2. TERM
The term of this Agreement (the “Term”) shall be effective for a three-year period from 1 December 2009 and shall continue until 30 November 2012.
This Agreement and the continuation of Executive’s services to the Company, along with his positions and titles within the Bluehill ID Group may be renewed at the end of the said Term on conditions mutually acceptable to the Executive and the Company for an additional three year period.
If the same are not renewed, this Agreement shall terminate on 30 November 2012 without further requirement of notice or pay in lieu thereof. The Company will provide notice of at least 1 year (360) days if it intends to renew this Agreement.
3. COMPENSATION
a) Salary: For services rendered by Executive during the term of this Agreement, the Executive shall be paid a salary in the amount of CHF 300,000 (less Executive’s share of social costs) per year, payable in 12 equal monthly instalments with the first instalment becoming due and payable immediately on 31st December 2009.
b) Bonus: For services rendered by the Executive during the term of this Agreement the Executive shall be paid an annual bonus (hereinafter referred to as the “Bonus”) depending on EBIT growth both organic and acquisitive allowing for the equivalent of CHF 300,000 to be received per year payable 50% in cash and 50% in shares of Bluehill ID AG with a lock-up or deferral period of 36 months from the date when such Bonus has become due and payable. The exact amount of the Bonus shall be determined by the compensation committee of the Bluehill ID Group.
c) Peak Bonus: For services rendered by the Executive during the term of this Agreement the Executive shall be paid a peak bonus (hereinafter referred to as the “Peak Bonus”) on achieving further growth of the EBIT figure of Bluehill ID AG and the share price of Bluehill ID AG payable in 36 months options, vesting after 12 months equivalent in number to the Salary and the Bonus. For example if the annual Salary amounts to CHF 300,000 and the Bonus to CHF 100,000 then the Executive will be entitled to get the equivalent of CHF 400,000 in share options. Executive acknowledges and agrees that the exact structure of the Peak Bonus may have to be adjusted to fit with applicable stock exchange requirements.
4. BENEFITS, PERQUISITES AND BUSINESS EXPENSES
a) The Executive shall be entitled to participate in any future Stock Option Plan of Bluehill ID AG on such terms as may be determined by the Board of Directors.

b) The Company shall provide the Executive with a company car in accordance with its policies at his normal base of business, currently in the UK, with all related expenses covered by the Company. The Company shall provide the Executive with a monthly car and housing allowance of CHF 1,500 to cover the Executive’s car and housing expenses in Switzerland.
c) The Executive shall be entitled to be reimbursed for all reasonable expenses incurred by the Executive in connection with the conduct of the business of the Bluehill ID Group pursuant to this Agreement. Such expenses shall be reimbursed within thirty (10) days following presentation of sufficient evidence of such expenditures.
d) The Company shall provide the Executive with a comprehensive health insurance and plan. These costs shall be reimbursed by the Company. The Company shall be responsible for the executive pension plans of the Executive as agreed between the Company and the Executive.
e) The Executive shall be entitled to 5 weeks of paid vacation per annum.
5. TERMINATION
a) Termination by the Company without cause: The Company shall be entitled to terminate this Agreement at any time without cause by giving the Executive twelve (12) months prior written notice of the termination but the Company shall be required to continue to pay the Executive’s monthly salary payments until the earlier of either the expiry of 24 months from the date of such termination or the then current Term of this Agreement. In the event of termination of this Agreement hereunder without cause, Executive shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the Company and as an officer, director and employee of each and every affiliate in the Company effective as of the date of termination hereof fixed by the Company. In the event of termination without cause, rights and benefits of the Executive under the employee benefits plans and programs of the Company including all bonus payments and company car shall continue until expiry of the then current Term of this Agreement. If any such benefit or program cannot be so continued, Executive shall be entitled to receive a cash payment equal to the value of such benefits for such period. The Company expressly agrees that any change in the scope of authority and responsibly of the Executive mandated by the Board of Directors which has not been agreed to by the Executive including but not limited to title or removal from the office of President of the Board of Directors of Bluehill ID AG shall constitute an act of Termination without cause.
b) Termination by the Company for cause: The Company shall be entitled to terminate this Agreement for cause at any time without notice and without any payment in lieu of notice. In the event of termination for cause, the Company’s obligations hereunder shall immediately cease and terminate and Executive shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the Company and as an officer, director and employee of each and every affiliate in the Company and in such an event there will be no continued monthly fee payments by the Company to the Executive. For purposes of this paragraph 5(b), “cause” shall include, without limitation, the following circumstances,
i)	The Executive has committed a criminal offence involving moral turpitude or has improperly enriched himself at the expense of the Bluehill ID Group;

ii)	The Executive, in carrying out his duties hereunder, (i) has been wilfully and grossly negligent, or (ii) has committed wilful and gross misconduct or, (iii) has failed to comply with a lawful instruction or directive from the Board of Directors (and which is not otherwise cured within thirty (30) days of notice of such breach);

iii)	The Executive has breached a material term of this Agreement (and which is not cured within Ninety (90) days);

iv)	The Executive shall be entitled to terminate this Agreement at any time without cause by giving the Company twelve (12) months prior written notice of the termination. The Company shall have the right to require the Executive to continue in his capacity as CEO and President of the Board during the twelve (12) months period.
Termination of this Agreement for cause shall be effective upon the date of the notice of termination given to the Executive and the lapse of any applicable cure period without remedy of the matters set out in such notice.
c) Disability: This Agreement shall terminate automatically upon written notice from the Company in the event of Executive’s absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty (180) days during any twelve (12) month period, provided that such disability, illness, incapacity or other cause has not occurred during the execution of the business of the Company by the Executive. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for the first three hundred and sixty (360) days thereof, whereafter it shall only be entitled to receive such compensation, if any, as may be determined by the Board of Directors. The Company shall also provide the Executive with customary Disability Insurance at no cost to the Executive.
d) Death: In the event of the death of Executive during the term of this Agreement, the Executive’s monthly fee payments shall continue to be paid to the Executive through the end of the twelfth month following the month in which Executive’s death occurs.
e) Effect of Termination: The Executive agrees that, upon termination of this Agreement for any reason whatsoever, Executive shall thereupon be deemed to have immediately resigned any position that Executive may have as an officer, director or employee of the Company and each and every affiliate of the Company. In such event, Executive shall, at the request of the Company or any affiliate in the Company, forthwith execute any and all documents appropriate to evidence such resignation. The Executive shall be entitled to any payment in respect of such resignation in addition to those provided for herein, except as expressly provided for pursuant to any other agreement entered into with any affiliate in the Company.
f) Survival of Terms: It is expressly agreed that notwithstanding termination of this Agreement for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Company respectively in relation to the time up to and including the date of termination and the provisions of paragraphs 3(b), 7 and 8 of this Agreement, all of which shall remain and continue in full force and effect.
6. CONFIDENTIAL INFORMATION
a) The Executive agrees not to disclose, either during the term of this Agreement or at any time for a period of three years thereafter, to any person not employed by the Company or by any affiliate of the Company or not engaged to render services to the Company or to any affiliate in the Company, any trade secrets or confidential information of or relating to the Company or any affiliate of the Company obtained by the Executive during the term hereof; provided, however, that this provision shall not preclude the Executive from the use or disclosure of information known generally to the public (other than that which the Executive may have disclosed in breach of this Agreement) or of information required to be disclosed by law or court order applicable to the Executive or information authorized to be disclosed by the Board of Directors.
b) The Executive also agrees that upon termination of this Agreement for any reason whatsoever, Executive will not take, without the prior written consent of the Board of Directors, any drawing, blueprint, specification, report or other document belonging or relating to the Company or to any affiliate of the Company.
7. NOTICES
Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be sufficiently given when and if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by personal delivery, overnight courier or by facsimile to the party entitled thereto at the address stated at the beginning of this Agreement or at such other address as the parties may have specified by similar notice.
Any such notice shall be deemed delivered on the tenth business day following the mailing thereof if delivered by prepaid post or if given by means of personal delivery on the day of delivery thereof or if given by means of courier or facsimile transmission on the first business day following the dispatch thereof.
8. APPLICABLE LAW
This Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of state of Switzerland.
9. ARBITRATION
Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules.
The number of arbitrators shall be one and the seat of the arbitration shall be in the city of Zurich, Switzerland. The arbitral proceedings shall be conducted in the English language.
10. AMENDMENT OR MODIFICATION; WAIVER
No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Company (including any authorized officer or committee of the Board of Directors) and is in writing signed by the Executive and by a duly authorized representative of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

11. ENTIRE AGREEMENT
This agreement contains the entire agreement between the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto, relating to such matters.
12. GUARANTEES OF PERFORMANCE
a) Bluehill ID AG hereby guarantees to and in favour of the Executive the due and timely performance and payment of all obligations, duties and liabilities of the Company under this Agreement and agrees to perform all obligations and pay all amounts due hereunder to Executive forthwith upon any breach or failure by the Company or its affiliates in the performance of the terms and conditions hereof.
b) The Executive hereby guarantees to and in favour of the Company the due and timely performance of all obligations, duties and responsibilities of the Executive under this Agreement and agrees to perform all obligations as required hereunder or as the Executive shall be directed by the Company’s and Bluehill ID’s Board of Directors and by the shareholders’ meetings of the Company and Bluehill ID AG.
13. TRANSFER OF RIGHTS AND OBLIGATIONS
With the consent of the Executive the rights and obligations of Bluehill ID Services AG under this Agreement may be transferred to and assumed by Bluehill ID AG.
In witness whereof, the parties hereto have duly executed this Agreement in three counterparts.
BLUEHILL ID Services AG

By:	/s/ Werner Vogt
Name: Werner Vogt
Title: Board Member
EXECUTIVE

By:	/s/ Ayman S. Ashour
Name: Ayman S. Ashour

Acknowledged and agreed with respect to the Guarantee Undertaking contained in Article 12 a and to Article 13 of this Agreement.
BLUEHILL ID AG

By:	/s/ Daniel S. Wenzel
Name: Daniel S. Wenzel
Title: Director

Exhibit 1 to the Employment Agreement between Bluehill ID Services AG and Mr Ayman S. Ashour (the “Agreement”)

With effect as of 4 January 2010, and subject to the condition that the voluntary exchange offer by SCM Microsystems, Inc. for the shares of Bluehill ID AG (the “Exchange Offer”) is being closed in accordance with the terms of the Exchange Offer, Bluehill ID Services AG and Ayman S. Ashour herewith agree to amend the Agreement as follows:
1.	Any and all consideration due in shares of Bluehill ID AG shall be discharged in shares of SCM Microsystems, Inc. (“SCM Shares”).
2.	Any and all consideration due in options of Bluehill ID AG shall be discharged in exchange tradable warrants of SCM Microsystems, Inc.

IN WITNESS WHEREOF, Bluehill ID Services AG and Ayman S. Ashour have executed this Exhibit 1 to the Agreement in three originals, of which the Parties have taken one each.

Place:		Place: Zurich
Date:		Date: 30 November 2009

Bluehill ID Services AG

By:	/s/ Werner Vogt	/s/ Ayman S. Ashour

	Werner Vogt	Ayman S. Ashour

Title: Board Member

Place: Wallisellen		Place:
Date: 22 December 2009		Date:

Acknowledged and agreed:

Bluehill ID AG

By:	/s/ Daniel S. Wenzel
Daniel S. Wenzel

Title: Director